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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                CELLOMICS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                    25-1763831
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


         635 William Pitt Way
            Pittsburgh, PA                                   15238
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(Address of Principal Executive Offices)                    Zip Code


If this form relates to the registration    If this form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b) of the Exchange Act and is    securities pursuant to Section 12(g)
effective pursuant to General Instruction   of the Exchange Act and is effective
A.(c), please check the following box.      pursuant to General Instruction
/  /                                        A.(d), please check the following
                                            box.  /X/


Securities Act registration statement file number to which the form relates is:
333-31680.


Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class to be so Registered         Name of Each Exchange on Which
                                                Each Class is to be Registered

_______________________________________       __________________________________


Securities to be registered pursuant to Section 12(g) of the Act:


          Common Stock, $.01 par value per share (the "Common Stock")
--------------------------------------------------------------------------------
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.


         The registrant is registering shares of Common Stock pursuant to a registration Statement on Form S-1 (File No. 333-31680) that was originally filed with the Securities and Exchange Commission (the "Commission") on March 3, 2000, as amended by Amendment No. 1 to the registration statement on April 14, 2000 (the "Registration Statement"). Reference is made to the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such Registration Statement and all amendments filed after the date hereof to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

Item 2.  Exhibits.

         1. Amended and Restated Certificate of Incorporation of Cellomics, Inc. (incorporated herein by reference is Exhibit
                  3.1 to the Registration Statement)

         2.       Bylaws of Cellomics, Inc. (incorporated by reference into
                  Exhibit 3.2 to the Registration Statement)

         3. Loan and Security Agreement with Transamerica Business Credit Corporation, including warrant, dated June 30, 1999 (incorporated herein by reference is Exhibit 4.1 to the Registration Statement)

         4. Master Loan and Security Agreement with Oxford Venture Finance, LLC, including warrant, dated July 21, 1999 (incorporated herein by reference is Exhibit 4.2 to the Registration Statement)

         5. Series A Preferred Stock and Warrant Purchase Agreement by and among certain purchasers listed and Cellomics, Inc., dated January 21, 1998 (incorporated herein by reference is Exhibit
                  4.3 to the Registration Statement)

         6. Series B Preferred Stock Purchase Agreement by and among certain purchasers listed and Cellomics, Inc., dated February 23, 2000 (incorporated herein by reference is Exhibit 4.4 to the Registration Statement)

         7. Form of Specimen Stock Certificate of Registrant's Common Stock (incorporated herein by reference is Exhibit 4.5 to the Registration Statement).

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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    CELLOMICS, INC.


                                    By:    /s/ L. Robert Johnston, Jr.
                                       -------------------------------------
                                    Name:  L. Robert Johnston, Jr.
                                    Title: Vice President and Chief
                                           Financial Officer


Dated: April 14, 2000
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                                 EXHIBIT INDEX



         1. Amended and Restated Certificate of Incorporation of Cellomics, Inc. (incorporated herein by reference is Exhibit
                  3.1 to the Registration Statement)

         2.       Bylaws of Cellomics, Inc. (incorporated by reference into
                  Exhibit 3.2 to the Registration Statement)

         3. Loan and Security Agreement with Transamerica Business Credit Corporation, including warrant, dated June 30, 1999 (incorporated herein by reference is Exhibit 4.1 to the Registration Statement)

         4. Master Loan and Security Agreement with Oxford Venture Finance, LLC, including warrant, dated July 21, 1999 (incorporated herein by reference is Exhibit 4.2 to the Registration Statement)

         5. Series A Preferred Stock and Warrant Purchase Agreement by and among certain purchasers listed and Cellomics, Inc., dated January 21, 1998 (incorporated herein by reference is Exhibit
                  4.3 to the Registration Statement)

         6. Series B Preferred Stock Purchase Agreement by and among certain purchasers listed and Cellomics, Inc., dated February 23, 2000 (incorporated herein by reference is Exhibit 4.4 to the Registration Statement)

         7. Form of Specimen Stock Certificate of Registrant's Common Stock (incorporated herein by reference is Exhibit 4.5 to the Registration Statement).